Exhibit 10.1
INDEMNITY AGREEMENT
     This INDEMNITY AGREEMENT (this “Agreement”) is made and entered into as of the ____ day of _____________, ____, by and between Zix Corporation, a Texas corporation (the “Company”), and ____________________ (the “Indemnitee”).
     WHEREAS, the Indemnitee serves as a member of the Board of Directors of the Company (the “Board”);
     WHEREAS, in accordance with Texas law and the Company’s charter and bylaws, the Indemnitee, as a member of the Board, is authorized and directed to undertake certain responsibilities on behalf of the Company and its stockholders; and
     WHEREAS, the Company believes that the Indemnitee’s undertaking of such responsibilities is important to the Company and its stockholders, and that the protection afforded by this Agreement will enhance the Indemnitee’s ability to discharge such responsibilities;
     NOW, THEREFORE, in consideration of the premises and of the Indemnitee providing services to the Company as a member of its Board and, if applicable, as a member of one or more committees established by the Board, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. Certain Definitions:
     (a) Change in Control: shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of capital stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities (other than any such person or any affiliate thereof that is such a 20% beneficial owner as of the date hereof), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company’s assets.
     (b) Claim: any threatened, pending or completed action, suit or proceeding (including any mediation, arbitration or other alternative dispute resolution proceeding), whether instituted by or in the right of the Company or by any other party, or any inquiry or investigation that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative, investigative or other.
     (c) Expenses: include, but are not limited to, attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event. Further, Expenses include, in circumstances where the payment or reimbursement of Expenses to the Indemnitee creates tax liability for the Indemnitee, the full amount of such tax liability as well as any “gross up” that may be necessary to hold the Indemnitee fully harmless from any tax liability attributable to the reimbursement in respect of taxes.
     (d) Indemnifiable Event: any event or occurrence related to the fact that the Indemnitee is or was serving as a member of the Board or any committee thereof, or taking any action or doing anything under the authority and direction set forth in, or otherwise contemplated by Texas law or other controlling legal authority, the Company’s charter or bylaws or any resolution or other directive adopted or authorized by the Board.
     (e) Independent Legal Counsel: an attorney or law firm, selected in accordance with the provisions of Section 3, who has not performed services for the Company or the Indemnitee during the five years preceding the relevant Indemnifiable Event, other than with respect to matters concerning the rights of the Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements.
     (f) Reviewing Party: any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Claim for which the Indemnitee is seeking indemnification, or Independent Legal Counsel.
     (g) Voting Securities: any securities of the Company that possess the right to vote generally in the election of directors.

     2. Basic Indemnification Arrangement.
     (a) In the event the Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify the Indemnitee to the fullest extent permitted by applicable law as soon as practicable but in any event no later than 30 days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by the Indemnitee, the Company shall advance (within 10 business days of such request) any and all Expenses to the Indemnitee (an “Expense Advance”).
     (b) Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved) that the Company is prohibited by applicable law from indemnifying the Indemnitee, and (ii) the obligation of the Company to make an Expense Advance pursuant to the second sentence of Section 2(a) shall be subject to the further condition that, if, when and to the extent that the Reviewing Party determines that the Company is prohibited by applicable law from indemnifying the Indemnitee, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Company is prohibited by applicable law from indemnifying the Indemnitee shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).
     (c) The Company shall use all reasonable efforts to cause the Board to expeditiously appoint a Reviewing Party to pass upon, and to cause such Reviewing Party to expeditiously consider and pass upon, any request by the Indemnitee for indemnification and/or an Expense Advance under this Agreement. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party as to the Company’s ability to indemnify the Indemnitee, or if the Reviewing Party determines that the Company is prohibited by applicable law from indemnifying the Indemnitee, the Indemnitee shall have the right to commence litigation in any court located in (i) the City of Dallas and State of Texas, so long as the Company remains incorporated under the laws of the State of Texas, or (ii) the City of Wilmington and State of Delaware, following any reincorporation of the Company under the laws of the State of Delaware, in each case having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court that the Company is not prohibited by applicable law from indemnifying the Indemnitee or challenging any contrary determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party shall be conclusive and binding on the Company and the Indemnitee, subject to the rights of the Indemnitee set forth in the immediately preceding sentence.
     3. Change in Control. If there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Company charter or bylaw provision now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Company is legally permitted to indemnify the Indemnitee under applicable law. The Company shall pay the reasonable fees and expenses of the Independent Legal Counsel and shall fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
     4. Indemnification for Additional Expenses. The Company shall indemnify the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall (within 10 business days of such request) advance such Expenses to the Indemnitee, which are incurred by the Indemnitee in connection with any action brought by the Indemnitee for (i) indemnification or Expense Advances under this Agreement or any other agreement or Company charter or bylaw provision now or hereafter in effect relating to Claims for Indemnifiable Events, or (ii) recovering under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance payment or insurance recovery, as the case may be.
     5. Partial Indemnity. If the Indemnitee is entitled to indemnification by the Company for less than all of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim, the Company shall indemnify the Indemnitee for that portion to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith.
     6. Presumption; Burden of Proof. In connection with any determination by the Reviewing Party or any other party as to whether the Indemnitee is entitled to be indemnified or receive an Expense Advance hereunder, (i) the presumption shall be that the Indemnitee is so entitled, and (ii) the Company shall have the burden of proof to establish to the Reviewing Party by clear and convincing evidence that the Company is prohibited by applicable law from indemnifying the Indemnitee or effecting an Expense Advance hereunder.
     7. No Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification or advancement of Expenses is prohibited or not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law, shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief.
     8. Nonexclusivity; Subsequent Change in Law or Jurisdiction of Incorporation. The rights of the Indemnitee hereunder shall be in addition to any rights the Indemnitee may have under the Company’s charter or bylaws, applicable law, other controlling legal authority, or otherwise. To the extent that any change in applicable law or other controlling legal authority (whether by statute or judicial decision) or in the Company’s jurisdiction of incorporation, permits greater, broader and/or more expansive rights to indemnification and/or advancement of expenses by agreement than that afforded under the Company’s charter or bylaws and this Agreement, as the foregoing exist on the date of this Agreement, this Agreement automatically shall be deemed to be amended to provide the greater, broader and/or more expansive rights afforded by any such change.
     9. Amendments; Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver.
     10. Subrogation. To the extent of its payments to the Indemnitee under this Agreement, the Company shall be subrogated to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do everything that may be necessary to effectuate and secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
     11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors or assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs, executors and personal or legal representatives. This Agreement shall continue in full force and effect regardless of whether the Indemnitee continues to serve as a director of the Company.
     12. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.
     13. Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws applicable to contracts made and to be performed in the jurisdiction in which the Company is incorporated at the time of the applicable Indemnifiable Event, without giving effect to the principles of choice or conflicts of laws.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

ZIX CORPORATION
By:
[Company Representative]
[Title]

INDEMNITEE

[Indemnitee Name]